EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-99810), Registration Statement on Form S-4 (No. 33-80881) and the Registration Statements on Form S-8 (Nos. 33-40509, 33-41337, 33-35750, 33-76804, 33-76806, 333-04284 and 333-09889) of TETRA Technologies, Inc. of our
report dated February 19, 1999 with respect to the consolidated financial statements and schedule of TETRA Technologies, Inc. and subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 1998





Houston, Texas
March 29, 1998